                                                                     Exhibit 2.3
                             STOCKHOLDERS' AGREEMENT

            This Stockholders' Agreement (this "Agreement"), is entered into as of February 13, 1997 by and among KinderCare Learning Centers, Inc., a Delaware corporation (the "Company"), TCW Special Credits Fund V The Principal Fund, a California limited partnership ("Fund V"), Oaktree Capital Management, LLC, a California limited liability company ("Oaktree"), and KLC Associates, L.P., a Delaware limited partnership, and KKR Partners II, a Delaware limited partnership (collectively, the "KKR Investors").

                                    RECITALS

            WHEREAS, KCLC Acquisition Corp. and the Company have entered into that certain Agreement and Plan of Merger dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Merger Agreement"), pursuant to which the KKR Investors have acquired approximately 85% of the outstanding shares of common stock, par value $.01 per share, of the Company; and

            WHEREAS, pursuant to the terms of the Merger Agreement, Fund V has retained beneficial ownership of 949,244 shares of Common Stock.

            WHEREAS, that certain Voting Agreement entered into by an affiliate of the KKR Investors, Oaktree, Fund V and certain other affiliates of Oaktree requires that the parties hereto enter into a stockholders agreement in the form of this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

            Section 1. Definitions

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            Affiliate: When used with respect to a specified Person, another Person that, either directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            Board:  The Board of Directors of the Company.

            Common Stock: The Common Stock, par value $.01 per share, of the Company.

            Exempt Transaction:  Has the meaning set forth in
Section 2(c) hereof.

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                                                                               2


            Initial Oaktree Shares: The shares of Common Stock owned by Fund V immediately after giving affect to the consummation of the merger contemplated by the Merger Agreement.

            KKR Affiliate: With respect to the KKR Investors shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the KKR Investors; provided, however, that KKR Affiliate shall not in any event include the limited partners of the KKR Investors or the limited partners of the general partner of the KKR Investors.

            KKR Holder: The KKR Investors and any Person to whom a KKR Holder transfers shares of Common Stock which Person is required by this Agreement to be bound by the provisions of this Agreement.

            KKR Shares: As of any date of determination, the shares of Common Stock then held by the KKR Holders.

            Oaktree Investors: As of any date of determination, Fund V and any other investors for which Oaktree is the sole investment manager which then own shares of Common Stock.

            Oaktree Shares: As of any date of determination, the shares of Common Stock then held by the Oaktree Investors.

            Person: An individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

            Private Sale: Any sale of securities other than a sale made in a public distribution pursuant to an effective registration statement under the Securities Act.

            Securities Act: The Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

            Section 2. (a) "Tag-Along" Right With Respect to Private Sales by KKR Holders. (i) Private Sales of Shares by KKR Holders. Subject to the last sentence of Section 3(a), with respect to any proposed Private Sale of any KKR Shares by a KKR Holder or KKR Holders (collectively, for purposes of this Section 2, the "KKR Holder") during the term of this Agreement to a Person (a "Proposed Purchaser"), other than pursuant to an Exempt Transaction (as defined in Section 2(c)), the Oaktree Investors shall have the right and option, but not the obligation, to participate in such sale, on the same terms and subject to the same conditions as the sale by the KKR Holder, for the number of Oaktree Shares owned by the Oaktree Investors equalling the number derived by multiplying the total number of KKR Shares which the KKR Holder proposes to sell (the "Proposed Number of

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                                                                               3


Shares") by a fraction, the numerator of which is the total number of Oaktree Shares and the denominator of which is the sum of (A) the total number of Oaktree Shares, (B) the total number of KKR Shares, and (C) the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other "tag-along" rights arising as a result of such sale.

            (ii) Notices. The KKR Holder shall notify, or cause to be notified, Oaktree in writing of each proposed Private Sale subject to Section 2(a)(i) above. Such notice shall set forth: (A) the Proposed Number of Shares, (B) the name and address of the Proposed Purchaser, (C) the proposed amount of consideration, the material terms and conditions of such sale (and if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and the proposed closing date of such sale, (D) the total number of KKR Shares and the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other "tag-along" rights arising as a result of such sale and (D) that the Proposed Purchaser has been informed of the "tag-along" right provided for in this Section 2(a) and has agreed to purchase Oaktree Shares held by the Oaktree Investors in accordance with the terms hereof. The "tag-along" right may be exercised by the Oaktree Investors by delivery of a written notice from Oaktree to the KKR Holder (the "Tag-Along Notice") within 15 days following receipt of the notice specified in the preceding sentence. The Tag-Along Notice shall state the amount of Oaktree Shares that the Oaktree Investors propose to include in such sale to the Proposed Purchaser. If Oaktree delivers a Tag-Along Notice to the KKR Holder, the Oaktree Investors participating in the proposed Private Sale shall (A) prior to closing of any such sale, execute and deliver (or cause to be executed and delivered) any purchase agreement or other documentation required by the Proposed Purchaser to consummate the sale (including without limitation all legal opinions, cross-receipts and certificates), which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to such Oaktree Investors than those executed by the KKR Holders and (B) at the closing of any such sale, deliver to the Proposed Purchaser the certificate or certificates representing the Oaktree Shares to be sold pursuant to such sale by such Oaktree Investors, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof.

            (iii) Number of Shares to be Sold. If a Tag-Along Notice is received pursuant to Section 2(a)(ii), the Oaktree Investors shall be permitted to sell to the Proposed Purchaser up to the number of Oaktree Shares determined as set forth in Section 2(a)(i) above (the "Proposed Oaktree Shares"), and the KKR Holder shall be permitted to sell to the Proposed Purchaser up to a number of shares of Common Stock (the "Proposed KKR Shares") equal to the Proposed Number of Shares, less the

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                                                                               4


aggregate number of Proposed Oaktree Shares and all other shares of Common Stock being sold to such Proposed Purchaser in such transaction pursuant to tag-along rights arising as a result of such sale; provided that the KKR Holder shall have the right to sell a number of additional shares of Common Stock up to the excess of the Proposed Number of Shares over the number of Proposed KKR Shares, if the Proposed Purchaser wants to purchase such additional shares. If no Tag-Along Notice is received by the KKR Holder pursuant to Section 2(a)(ii), the KKR Holder shall have the right for a 120-day period to sell to the Proposed Purchaser up to the Proposed Number of Shares on terms and conditions no more favorable in any material respect to the KKR Holder than those stated in the Tag-Along Notice.

            (b) "Tag-Along" Right With Respect to Public Sales by KKR Holders.
(i) Public Sales of Shares by KKR Holders. Subject to the last sentence of
Section 3(a), with respect to any proposed sale of any KKR Shares by a KKR Holder during the term of this Agreement made in a public distribution pursuant to an effective registration statement under the Securities Act, other than sales described in clause (iv) of the definition of Exempt Transaction, the Oaktree Investors shall have the right and option, but not the obligation, to participate in such public distribution on the same terms and subject to the same conditions as the sale by the KKR Holder for a number of Oaktree Shares owned by the Oaktree Investors as determined pursuant to Section 2(b)(iii) below.

            (ii) The KKR Holder shall notify, or cause to be notified, Oaktree in writing (a "Notice") of each proposed public distribution pursuant to an effective registration statement under the Securities Act (a "Proposed Registration"). Such notice may be given before the filing of such registration statement and need not specify any price or other terms or conditions of such sale. If within 10 days of the delivery of such Notice to Oaktree, the KKR Holder receives from Oaktree a written request (a "Request") to register shares of Common Stock held by the Oaktree Investors (which Request will be irrevocable), shares of Common Stock will be so registered as and to the extent provided in this Section 2(b) if KKR Shares are so registered. If Oaktree delivers a Request to the KKR Holder, the Oaktree Investors will participate in such public distribution, if any, at the same price and on the same terms and conditions as the KKR Holder, which price and other terms and conditions will be determined on behalf of the KKR Holder and the Oaktree Investors by the KKR Holder in its sole discretion. Nothing in this Agreement shall create any obligation on the part of the KKR Holder to cause a registration statement to become effective under the Securities Act or to sell any shares of Common Stock pursuant to an effective registration statement under the Securities Act.

            (iii) The maximum number of shares of Common Stock which will be registered pursuant to a Request will equal the

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                                                                               5


number derived by multiplying the total number of KKR Shares which the KKR Holder proposes to sell in such public distribution by a fraction, the numerator of which is the total number of Oaktree Shares and the denominator of which is the sum of (A) the total number of Oaktree Shares, (B) the total number of KKR Shares, and (C) the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other "tag-along" rights arising as a result of such distribution; provided that in the event that the aggregate number of shares of Common Stock to be sold in any such public distribution is increased or decreased, then the number of shares of Common Stock which the Oaktree Investors shall sell in such public distribution shall be increased or decreased by the product of (i) the number of shares of Common Stock by which the total number of shares of Common Stock in such public distribution is increased or decreased and (ii) a fraction the numerator of which equals the number of Oaktree Shares originally so registered and the denominator of which is the total number of shares of Common Stock originally so registered.

            (iv) Upon delivery of a Request, the participating Oaktree Investors will, if requested by the KKR Holder, execute and deliver to the KKR Holder a custody agreement and power of attorney in form and substance reasonably satisfactory to the KKR Holder with respect to the shares of Common Stock to be registered pursuant to this Section 2(b) (a "Custody Agreement and Power of Attorney"). The custodian and attorney-in-fact under the Custody Agreement and Power of Attorney will be the KKR Holder or its designee. The Custody Agreement and Power of Attorney will provide, among other things, that such Oaktree Investors will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Oaktree Investors' agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Oaktree Investors' behalf with respect to the matters specified therein (including without limitation executing an underwriting agreement and cross-receipts).

            (v) Oaktree, for itself and on behalf of each participating Oaktree Investor, agrees that it will execute and deliver or cause to be executed and delivered such other agreements and other documents (such as legal opinions, cross-receipts and certificates) as the KKR Holder itself is delivering or as the KKR Holder may otherwise reasonably request to implement the provision of this Section 2(b).

            (c) Exempt Transaction Defined. As used herein, the term "Exempt Transaction" shall mean (i) sales by the KKR Investors to any KKR Affiliates,
(ii) sales by any KKR Affiliate to another KKR Affiliate or to the KKR Investors, (iii) transfers


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                                                                               6


by the KKR Investors and their respective KKR Affiliates to its partners or members (and any subsequent sales by such partners or members) in the form of dividends or distributions (whether upon liquidation or otherwise), (iv) sales by the KKR Investors which, taken together with all prior sales by the KKR Investors, equals a number of shares of Common Stock which is less than 10% of the shares of Common Stock then outstanding on a fully diluted basis or (v) with respect to Section 3 only, sales by any KKR Holders made in a public distribution pursuant to an effective registration statement under the Securities Act; provided that in the case of clauses (i) and (ii) above the buyer agrees in writing to be bound by the provisions of this Agreement, including this paragraph (c); provided, further that in the case of clause (iii) above, if the transferee is an Affiliate of Kohlberg Kravis Roberts & Co., such transferee agrees in writing to be bound by the provisions of this Agreement, including this paragraph (c).

            Section 3. "Drag-Along" Right with Respect to Oaktree Shares. (a) Sales by KKR Holders. In the event that the KKR Holder determines, during the term of this Agreement, to transfer either (i) at least 50% of the outstanding shares of Common Stock on a fully diluted basis at the time of such transfer or
(ii) at least 35% of the outstanding shares of Common Stock on a fully diluted basis at the time of such transfer (provided that such percentage set forth in this clause (ii) equals 100% of the KKR Shares at the time of such transfer) to a Proposed Purchaser, other than in an Exempt Transaction (a "Drag-Along Sale"), then upon the request of the KKR Holders, the Oaktree Investors will transfer to such Proposed Purchaser all of the Oaktree Shares at the same price and upon the same terms and conditions in respect of any material term as such transfer by the KKR Holders. In the event that the KKR Holders own at least 15% of the outstanding shares of the Common Stock on a fully diluted basis and have signed an agreement, with respect to all KKR Shares, to vote in favor of or tender in connection with (a "Transaction Agreement") a business combination transaction entered into by the Company, then, upon the request of the KKR Holders, the Oaktree Investors will execute a Transaction Agreement with the same terms and conditions in all material respects as the Transaction Agreement signed by the KKR Holder. In the event that both Sections 2 and 3 hereto apply to a single transaction, the "drag-along" rights set forth in this Section 3 will have priority over the "tag-along" rights set forth in Section 2 above, and the "tag-along" rights set forth in Section 2 will become exercisable by the Oaktree Investors following a determination by the KKR Holder not to exercise its rights under this Section 3.

            (b) Notice. Prior to making any Drag-Along Sale, the KKR Holders shall, if they determine in their sole discretion that the Oaktree Investors should participate in such transfer, provide Oaktree with written notice (the "Drag-Along Notice") not less than 5 business days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date"). The Drag-Along Notice


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                                                                               7


shall set forth: (i) the name and address of the Proposed Purchaser; (ii) the proposed amount and form of consideration to be paid per share of Common Stock and the material terms and conditions of the transfer; (iii) the Drag-Along Sale Date and the date upon which the Oaktree Investors shall deliver to the KKR Holders the certificates representing the Oaktree Shares, duly endorsed, and the power of attorney referred to below; and (iv) that the Proposed Purchaser has been informed of the Drag-Along Sale rights and has agreed to acquire all of the Oaktree Shares. The Oaktree Investors shall (i) prior to closing of any such transfer, execute any purchase agreement or other documentation required by the Proposed Purchaser to consummate the transfer, which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to the Oaktree Investors than those executed by the KKR Holders, and (ii) at the closing of any such transfer, deliver to the Proposed Purchaser the certificate or certificates representing the Oaktree Shares, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof. Prior to entering into a Transaction Agreement, the KKR Holders shall, if they determine in their sole discretion that the Oaktree Investors should execute a Transaction Agreement, provide Oaktree with written notice (the "Transaction Agreement Notice") not less than 5 business days prior to the proposed date of the execution of the Transaction Agreement (the "Transaction Agreement Date"). The Transaction Agreement Notice shall set forth: (i) the name and address of the counter-parties to the Transaction Agreement; (ii) the proposed form of Transaction Agreement; and (iii) the material terms and conditions of the business combination with the Company to which the Transaction Agreement relates. The Oaktree Investors shall, at the signing and closing of such Transaction Agreement, execute and deliver all other documentation required by such Transaction Agreement, which documents shall be on terms no less favorable in respect of any material term to the Oaktree Investors than those executed by the KKR Holder.

            (c) Effect of Drag-Along Sale. If the Oaktree Investors receive their proportionate share of the purchase price from a Drag-Along Sale, but have failed to deliver certificates representing their shares of Common Stock as described in this Section 3, they shall for all purposes be deemed no longer to be stockholders of the Company, shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to the Common Stock held by them, and shall have no other rights or privileges granted to stockholders under law or this Agreement.


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                                                                               8


            Section 4. Election of Director; Other Rights. (a) Subject to Fund V's compliance with Section 3(g) of the Voting Agreement, if immediately after giving effect to the merger contemplated by the Merger Agreement, Fund V owns in excess of 432,099 shares of the Common Stock, then one representative of the Oaktree Investors, who shall be either Mr. Stephen A. Kaplan or Mr. Bruce A. Karsh, or in the event that both Mr. Kaplan and Mr. Karsh are not affiliated with Oaktree or are permanently disabled, another individual selected by Oaktree who is reasonably acceptable to the Company and the KKR Holder, shall (i) be nominated by the Company for election to the Board and (ii) have the KKR Shares voted in favor of his election to the Board, until such time as this Agreement terminates in accordance with its terms. At such time as this Agreement terminates in accordance with its terms, the Oaktree Investors will, upon notice to Oaktree from the KKR Investors, cause their nominee to resign from the Board.

            (b) VCOC Agreements. The Oaktree Investors shall have the right, during the term of this Agreement, upon reasonable prior written notice to the Company, to (i) discuss the business, operations, properties, financial and other conditions and plans and prospects of the Company with any executive officer or director of the Company or any subsidiary of the Company and (ii) during normal business hours, to visit and inspect any of the properties of the Company and its subsidiaries.

            Section 5. Transfer. (a) The Oaktree Investors agree not to offer or to transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any of their shares of Common Stock unless such offer or Transfer complies with the Securities Act and the rules and regulations thereunder and the state securities laws of any applicable state.

            (b) Any transferee of an Oaktree Investor will not acquire any rights under this Agreement. Any Person which owns shares of Common Stock and which, prior to the date of determination, was an Oaktree Investor, but, on the date of determination, Oaktree is not the sole investment manager of, shall not be entitled to any rights under this Agreement.

            Section 6.  Miscellaneous.  (a)           Termination of
Agreement. The provisions of this Agreement shall terminate upon the earliest of:

             (i) the earliest of (A) if the number of Initial Oaktree Shares is less than 864,198, such time as the Oaktree Investors own less than 90% of the number of Initial Oaktree Shares; (B) if the number of Initial Oaktree Shares is 864,198 or more, then at such time as the Oaktree Investors transfer a number of shares of Common Stock such that (1) immediately before giving effect to such transfer, the Oaktree Investors owned at least 10% of the shares of Common Stock on a fully diluted basis and (2) immediately

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                                                                               9


      after giving effect to such transfer, the Oaktree Investors owns less than 10% of the shares of Common Stock on a fully diluted basis or (C) if the number of Initial Oaktree Shares is 864,198 or more and the number of Oaktree Shares falls below 10% of the number of shares of Common Stock on a fully diluted basis other than as a result of a transfer by the Oaktree Investors, such time after such falling below as the Oaktree Investors transfer any shares of Common Stock and thereafter the Oaktree Investors own less than 90% of the number of Initial Oaktree Shares;

             (ii) the date on which the KKR Holders in the aggregate own less than 15% of the shares of Common Stock on a fully diluted basis; or

            (iii) the tenth anniversary of the date of this Agreement.

      Notwithstanding the immediately preceding sentence, this Section 6 and the last sentence of Section 4(a) shall survive the termination of this Agreement. For the purpose of Section 6(a)(i), the term "transfer" shall include, with respect to an Oaktree Investor, Oaktree no longer being the sole investment manager of such Oaktree Investor.

            (b) Representation and Warranty. The Oaktree Investors own, of record or beneficially, no shares of Common Stock or securities convertible or exchangeable for shares of Common Stock, other than the Oaktree Shares subject to this Agreement.

            (c) Assignment, Binding Effect. This Agreement shall not be assignable by the parties hereto, except to any Person who in connection with a transfer of KKR Shares is required by this Agreement, in connection with such transfer, to agree to be bound by the provisions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and permitted assigns.

            (d) Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of any of the transactions contemplated hereby shall be paid by the party incurring such expenses.

            (e) Amendments. The provision of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented only by a written instrument executed by holders of (i) at least a majority of the KKR Shares, (ii) Oaktree and (iii) the Company.

            (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflict of

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                                                                              10


laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

            (g) Interpretation. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

            (h) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by telecopy or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address as either party to this Agreement shall specify by notice to the other:

            (1) If to the KKR Investors or a KKR Holder, to it in care of:

                  Kohlberg Kravis Roberts & Co.
                  9 West 57th Street
                  New York, New York  10019
                  Attention:  Clifton S. Robbins

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Attention:  David J. Sorkin

            (2) If to Oaktree or to an Oaktree Investor, to it in care of:

                  Oaktree Capital Management, LLC
                  550 South Hope Street, 22nd Floor
                  Los Angeles, California  90071
                  Attention:  Stephen A. Kaplan

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, N.Y.  10166-0193
                  Attention:  Conor D. Reilly, Esq.

            (3)   If to the Company, to it in care of:

                  KinderCare Learning Centers, Inc.
                  2400 Presidents Drive
                  Montgomery, AL 36111
                  Attention:  Rebecca Bryan


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                                                                              11


                                      Vice President/General Counsel


                   with a copy to:

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, New York  10017
                   Attention:  David J. Sorkin

            (i) Waiver and Consent. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. Each party hereto, in addition to being entitled to exercise all rights provided herein, in the charter or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (j) Inspection. Copies of this Agreement will be available for inspection or copying by any party at the offices of the Company through the Secretary of the Company.

            (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

            (l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the rights of the Oaktree Investors herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

            (n) Limited Liability of Partners. Notwithstanding anything that may be expressed or implied in this Agreement, each KKR Holder and each Oaktree Investor, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that notwithstanding that the KKR Holder and the Oaktree Investors are partnerships no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any officer, agent or employee of any KKR Holder or any Oaktree Investor, against any partner of any KKR Holder or Oaktree Investor or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by an officer, agent or employee of any KKR Holder or any Oaktree Investor or any partner of any KKR Holder or any Oaktree Holder or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, as such for any obligations of any KKR Holder or Oaktree Investor under this Agreement or any documents or instruments delivered in connection with this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

            IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date first above written.



                                        KINDERCARE LEARNING CENTERS, INC.
                                        a Delaware corporation


                                        By:   /s/ Philip L. Maslowe
                                              ------------------------------
                                              Name: Philip L. Maslowe
                                              Title: Chief Financial Officer
                                                      and Senior Vice
                                                      President



                                        TCW SPECIAL CREDITS FUND V - THE
                                        PRINCIPAL FUND

                                        By:  TCW ASSET MANAGEMENT CO.,
                                                    General Partner

                                          By:       OAKTREE CAPITAL
                                                     MANAGEMENT, LLC
                                                    Manager


                                          By:   /s/ Kenneth Liang
                                                ---------------------------
                                                Name:  Kenneth Liang
                                                Title: Authorized Signatory



                                          By:   /s/ Stephen Kaplan
                                                ----------------------------
                                                Name:  Stephen Kaplan
                                                Title: Authorized Signatory

                                        OAKTREE CAPITAL MANAGEMENT, LLC,


                                        By:      /s/ Kenneth Liang
                                                ---------------------------
                                              Name:  Kenneth Liang
                                              Title:


                                        By:      /s/ Stephen Kaplan
                                                ----------------------------
                                              Name:  Stephen Kaplan
                                              Title:


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                                                                              15


                                        KLC ASSOCIATES, L.P.

                                        By KKR ASSOCIATES (KLC) L.P,
                                        General Partner

                                        By KKR-KLC L.L.C.,
                                        General Partner

                                        By:   /s/ Clifton S. Robbins
                                            ------------------------------
                                            Name: Clifton S. Robbins
                                            Title: Member


                                        KKR PARTNERS II, L.P.

                                        By KKR ASSOCIATES L.P.,
                                        General Partner

                                        By:   /s/ Clifton S. Robbins
                                            ------------------------------
                                            Name: Clifton S. Robbins
                                            Title: General Partner